Jamestown TN Medical Center, Inc.

& Mountain View Physician Practice, Inc.

Formerly Known As (F/K/A)

HMA Fentress County Hospital, LLC

& Jamestown HMA Physician Management, LLC

Combined Financial Report

December 31, 2017 and 2016

i

Independent Auditor’s Report

To the Member

Jamestown TN Medical Center, Inc. F/K/A HMA Fentress County Hospital, LLC & Mountain View Physician Practice, Inc. F/K/A Jamestown HMA Physician Management, LLC

We have audited the accompanying Combined Financial Statements of Jamestown TN Medical Center, Inc. and Mountain View Physician Practice, Inc. (the Company), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, member’s deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jamestown TN Medical Center, Inc. F/K/A HMA Fentress County Hospital, LLC & Mountain View Physician Practice, Inc. F/K/A Jamestown HMA Physician Management, LLC as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has accumulated significant losses and had negative cash flows from operations. Management’s evaluation of the events and conditions and Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

January 10, 2019

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Jamestown TN Medical Center, Inc. &

Mountain View Physician Practice, Inc.

Combined Balance Sheets

December 31,

	2017	2016

ASSETS
Current assets:
Cash	$-	$-
Accounts receivable, net	1,914,543	2,233,617
Inventory	428,964	525,056
Prepaid expenses and other current assets	373,117	379,097
Total current assets	2,716,624	3,137,770

Property and equipment, net	4,745,444	5,370,994
Other assets and deferred charges, net	1,765,301	1,845,091

Total assets	$9,227,369	$10,353,855

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accounts payable	$440,903	$890,655
Accrued expenses	532,643	710,132
Total current liabilities	973,546	1,600,787

Other liabilities:
Due to related party	18,814,484	15,541,464
Total liabilities	19,788,030	17,142,251

Member’s deficit:
Member’s deficit	(10,560,661)	(6,788,396)
Total member’s deficit	(10,560,661)	(6,788,396)
Total liabilities and member’s deficit	$9,227,369	$10,353,855

The Notes to Combined Financial Statements are an integral part of these statements.

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Jamestown TN Medical Center, Inc. &

Mountain View Physician Practice, Inc.

Combined Statements of Operations

Years Ended December 31,

	2017	2016

Net revenues	$16,358,516	$17,876,712

Operating expenses:
General and administrative	17,595,752	18,334,203
Sales and marketing expenses	434,095	465,117
Depreciation and amortization	1,118,813	1,212,437
Total operating expenses	19,148,660	20,011,757
Loss from operations before other income (expense) and income taxes	(2,790,144)	(2,135,045)

Other income (expense):
Other income (expense)	(969,016)	(809,001)
Interest income	4,270	-
Interest expense	(17,375)	(24,354)
Total other income (expense), net	(982,121)	(833,355)

Net loss from operations before income taxes	(3,772,265)	(2,968,400)

Income tax expense	-	-
Net loss from operations	$(3,772,265)	$(2,968,400)

The Notes to Combined Financial Statements are an integral part of these statements.

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Jamestown TN Medical Center, Inc. &

Mountain View Physician Practice, Inc.

Combined Statement of Member’s Deficit

Years Ended December 31, 2017 and 2016

	Member’s	Total Member’s
	Deficit	Deficit
BALANCE, December 31, 2015	$(3,819,996)	$(3,819,996)

Net (Loss)	(2,968,400)	(2,968,400)

BALANCE, December 31, 2016	$(6,788,396)	$(6,788,396)

Net (Loss)	(3,772,265)	(3,772,265)

BALANCE, December 31, 2017	$(10,560,661)	$(10,560,661)

The Notes to Combined Financial Statements are an integral part of these statements.

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Jamestown TN Medical Center, Inc. &

Mountain View Physician Practice, Inc.

Combined Statements of Cash Flows

Years Ended December 31,

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(3,772,265)	$(2,968,400)
Adjustments to reconcile net (loss) to net cash (used in) operating activities
Depreciation and amortization	1,118,813	1,212,437
Changes in operating assets and liabilities
Trade accounts receivable	319,074	1,044,941
Inventories	96,092	(49,988)
Prepaid expenses	5,980	545,782
Other assets	-	(26,115)
Accounts payable	(449,752)	103,980
Accrued liabilities	(177,490)	117,683
Net cash (used in) operating activities	(2,859,548)	(19,680)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(413,474)	(1,119,205)
Net cash (used in) investing activities	(413,474)	(1,119,205)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from borrowings from related party	3,273,022	1,138,885

Net cash provided by financing activities	3,273,022	1,138,885

Net change in cash	-	-

CASH, beginning of year	-	-

CASH, end of year	$-	$-

SUPPLEMENTARY CASH FLOW INFORMATION
Interest paid	$13,105	$20,308
Income taxes paid	$-	$-

The Notes to Combined Financial Statements are an integral part of these statements.

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Jamestown TN Medical Center, Inc. &

Mountain View Physician Practice, Inc.

Formerly Known As (F/K/A)

HMA Fentress County Hospital, LLC

& Jamestown HMA Physician Management, LLC

Notes to Combined Financial Statements

Note 1. Significant Accounting Policies

Nature of Operations

Jamestown TN Medical Center, Inc., a Tennessee corporation, operates as a general acute care hospital in Jamestown, TN. The Jamestown TN Medical Center operates an 85-bed facility of approximately 90,000 square feet on over eight acres of land, which offers a 24-hour emergency department with two spacious trauma bays and seven private exam rooms, inpatient and outpatient medical services and a progressive care unit which provides telemetry services. The operations include a separate physician practice which operates as Mountain View Physician Practice, Inc. The Jamestown TN Medical Center and Mountain View Physician Practice, Inc., formerly known as HMA Fentress County Hospital, LLC and Jamestown HMA Physician Management, LLC, (collectively “the Company”) were acquired by Rennova Health, Inc. on June 1, 2018.

Basis of Presentation

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The combined financial statements include the accounts of Jamestown TN Medical Center, Inc. and Mountain View Physician Practice, Inc. All significant inter-company balances and transactions have been eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas of estimation include the allowance for bad debts, the lives and valuation of long-lived assets, impairment of assets and rates for depreciation, accrued liabilities, and future income tax, among others. Actual results could differ from those estimates and would impact future results of operations and cash flows.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits with banks, and all highly liquid investments with original maturities of three months or less. The Company had no cash or cash equivalents at December 31, 2017 and 2016.

The Company regularly maintains cash balances at financial institutions which could exceed FDIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Revenue Recognition

Service revenues are generated from hospital goods and or services. The Company recognizes net revenues which are determined utilizing gross revenues net of contractual adjustments and discounts. Even though it is the responsibility of the patient to pay for goods and services rendered, most individuals have an agreement with a third-party payer such as a commercial insurance provider, Medicaid or Medicare to pay all or a portion of their healthcare expenses. Sales tax collected is not included in net sales.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The standard, including subsequently issued amendments, will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. There is a five-step approach outlined in the standard. Entities are permitted to apply the new standard under the full retrospective method, subject to certain practical expedients, or the modified retrospective method that requires the application of the guidance only to contracts that are uncompleted on the date of initial application.

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In determining revenue, the entity must first identify the contract according to the scope of ASC 606 with the following criteria:

●	The parties have approved the contract either in writing through the acknowledgement or consent of the patient responsibility or consent form; orally by acknowledgement or by scheduled appointment; or implicitly, based on the Company’s customary business practices (outpatient services, inpatient, emergency room visits, for example).
●	Each party’s rights and the contract’s payment terms are identified.
●	The contract has commercial substance.
●	Collection is probable.

Based on new rules for revenue recognition which the Company has implemented, bad debts are now treated similar to contractual adjustments and directly reduce sales revenue. Hence, net revenues are determined utilizing gross revenues net of contractual adjustments, allowance for doubtful accounts, and discounts.

The Company ensures that the collection of substantially all the consideration to which it is entitled, is probable. The Company has established the transaction price for providing goods or services to a patient through historical cash collection and current data from each identified payer class. This may include the effects of variable consideration such as discounts and price concessions and may be less than the stated contract price. Variable consideration may be applied based on a contract-by-contract basis or based on a portfolio approach. The ultimate transaction price reflects explicit price concessions. The Company has an obligation to provide medically necessary or emergency services regardless of a patient’s intent or ability to pay. In determining collectability, the evaluation is based on experience or the contract portfolio approach with either a specific patient or a class of similar patients.

Net revenue includes adjustments for in-patient, out-patient, and other contractual obligations, as well as provisions for the estimated uncollectable portion of our gross billings, or doubtful accounts. We review our calculations for the realizability of gross service revenues on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payer groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payer groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions. This calculation is routinely analyzed by us on the basis of actual allowances issued by payers and the actual payments made to determine what adjustments, if any, are needed.

Operating Expenses

Operating expenses could be classified as general and administrative or as sales and marketing by the Company. Depreciation and amortization is also classified under operating expenses on the Combined Statements of Operations.

Accounts Receivable

Accounts receivable are reported at realizable value, net of allowances for credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimating and reviewing the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts.

In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Revisions to the allowances for doubtful accounts estimates are recorded as an adjustment to provision for bad debts.

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Accounts receivable at December 31, 2017 and 2016 consisted of the following:

	Year Ended December 31,
	2017	2016

Accounts receivable	$4,632,889	$4,999,894
Less, Allowance for bad debts	(2,718,346)	(2,766,277)
Accounts receivable, net	$1,914,543	$2,233,617

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant and Equipment (“ASC 360”). ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company did not record an impairment charge during the years ended December 31, 2017 and 2016.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized, or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized. When projected future taxable income is insufficient to provide for the realization of deferred tax assets, the Company recognizes a valuation allowance.

In accordance with U.S. GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Derecognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce net assets. For the years ended December 31, 2017 and 2016, the Company was a consolidated subsidiary of Community Health Systems, Inc. (CHS), and filed a consolidated tax return. Because the Company’s tax liability was reported on the consolidated return of CHS, the Company was not required to record a deferred tax provision. The Company determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2017 and 2016. The Company was also subject to state income tax on the portion of its income earned in Tennessee.

Jamestown TN Medical Center, Inc. and Mountain View Physician Practice, Inc. are both Tennessee corporations and operate under the provisions of the Internal Revenue Code. Generally accepted accounting principles (GAAP) require that the Company recognize the impact of a tax position that is more likely than not to be disallowed upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions taken related to the Company’s tax status and federal and state filing requirements have been reviewed, and management believes they would more likely than not be sustained by examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits.

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Intangible Assets

The Company’s intangible assets consist of operating licenses for certain management information systems (MIS), and for Medicare. The carrying amount for the Medicare licenses, which is not subject to amortization, but subject to impairment was approximately $1.2 million at December 31, 2017 and 2016. Intangible assets are included in other assets and deferred charges, net on the Company’s combined balance sheets. During the years ended December 31, 2017 and 2016, there were no intangible assets acquired and the Company did not record an impairment charge.

Inventories

Inventories, which are comprised mainly of medical, laboratory, and surgical supplies, are stated at the lower of cost (first-in, first out basis) or net realizable value.

Property and Equipment

Property and equipment are capitalized at cost and depreciated primarily using the straight-line method over the estimated useful lives of the various assets. Improvements that substantially increase the useful life of property are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired, and the related accumulated depreciation, is removed from the accounts and any resulting gain or loss is included in operating results. The useful lives for purposes of calculating depreciation are as follows:

Vehicles (years)	2 - 5
Machinery and equipment (years)	3 - 7
Office equipment (years)	3 - 5
Leasehold improvements (years)	5 - 7

Accrued Expenses

Accrued expenses at December 31, 2017 and 2016 consisted of the following:

	December 31, 2017	December 31, 2016
Accrued payroll and related liabilities	$498,842	$516,062
Other accrued expenses	33,801	194,070
Accrued expenses	$532,643	$710,132

Goodwill

In accordance with U.S. generally accepted accounting principles relating to goodwill, the Company is required to evaluate the goodwill on an annual basis for potential impairment. During the years ended December 31, 2017 and 2016, there was neither goodwill recorded, nor any related impairment charges.

Marketing

The Company expenses all sales and marketing costs as incurred. Amounts expensed for sales and marketing costs for the years ended December 31, 2017 and 2016 were $434,095 and $465,117, respectively.

Concentrations of Credit Risk

Credit risk with respect to accounts receivable is generally diversified due to the large number of patients comprising the client base. The Company does have significant receivable balances with government payers and various insurance carriers. Generally, the Company does not require collateral or other security to support customer receivables. However, the Company continually monitors and evaluates its client acceptance and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and consequently, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

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A number of proposals for legislation continue to be under discussion which could substantially reduce Medicare and Medicaid (CMS) reimbursements to hospitals. Depending upon the nature of regulatory action, and the content of legislation, the Company could experience a significant decrease in revenues from Medicare and Medicaid (CMS), which could have a material adverse effect on the Company. The Company is unable to predict, however, the extent to which such actions will be taken.

The Company maintains its cash balances in high credit quality financial institutions. The Company’s cash balances may, at times, exceed the deposit insurance limits provided by the Federal Deposit Insurance Corp.

Going Concern

The Company’s combined financial statements are prepared using accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. For the year ended December 31, 2017, the Company had a net loss of $3.8 million, negative cash flows from operations of $2.9 million, and a member’s deficit of $10.6 million. On January 31, 2018, Community Health Systems, Inc. (CHS), which was the parent company for HMA Fentress County Hospital, LLC operating as Jamestown TN Medical Center, Inc. and Jamestown HMA Physician Management, LLC operating as Mountain View Physician Practice, Inc., entered into a purchase agreement with Rennova Health, Inc. to sell certain assets and liabilities related to the Company. The purchase was completed on June 1, 2018.

While the Company expects that its operations will continue to provide additional revenue and cash flow sources, there can be no assurance that the Company will be able to generate enough cash to achieve profitability. The ability of the Company to continue as a going concern is dependent upon its ability to significantly reduce its operating costs, increase its revenues and eventually regain profitable operations. The accompanying combined financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). The amendments in this update create Topic 842, Leases, and supersede the leases requirements in Topic 840, Leases. Topic 842 specifies the accounting for leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. The main difference between Topic 842 and Topic 840 is the recognition of lease assets and lease liabilities for those leases classified as operating leases under Topic 840. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model in Topic 842, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous GAAP. The amendments in ASU 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years for public business entities. Early application of the amendments in ASU 2016-02 is permitted. The Company has not yet determined the impact that adoption of ASU 2016-02 will have on its combined financial statements.

Note 2. Inventories

Inventories and supplies for the years ended December 31, 2017 and 2016 were $428,964 and $525,056, respectively.

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Note 3. Property and Equipment

Property and equipment, consists of the following at December 31:

	2017	2016
Land and improvements	$760,000	$760,000
Buildings and improvements	3,284,512	3,234,674
Equipment and fixtures	3,531,272	3,264,738
Leasehold improvements	23,843	23,843
Construction in progress	347,681	347,681
	7,947,308	7,630,936
Accumulated depreciation	(3,201,864)	(2,259,942)
Property and equipment, net	$4,745,444	$5,370,994

Depreciation expense for the years ended December 31, 2017 and 2016 was $941,923 and $873,215, respectively.

Note 4. Intangible Assets

Intangible assets at each of December 31, 2017 and 2016, include $1.2 million for the fair value of Medicare licenses which is not subject to amortization. The appraised value of these licenses was recorded when they were initially acquired and is subject to impairment testing. No factors have been determined to have impaired the fair value of this asset. Additionally, intangible assets included the following at December 31:

	2017	2016
Software	$1,051,807	$954,707
Intangible Assets Other	526,279	526,279
	1,578,086	1,480,986
Accumulated amortization	(1,027,644)	(850,754)
	$550,442	$630,232

The related amortization expense for the years ended December 31, 2017 and 2016 was $176,890 and $339,222, respectively. Estimated future amortization is as follows:

2018	$162,737
2019	162,737
2020	136,397
2021	88,571
2022	-
Thereafter	-

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Note 5. Commitments and Contingencies

The Company leases various equipment, vehicles and office facilities under operating leases. The expenses incurred under operating lease agreements included in general and administrative expenses for the years ended December 31, 2017 and 2016, were approximately $335,000 and $391,600 respectively. At December 31, 2017, the approximate future minimum rental payments under noncancelable operating leases are as follows:

2018	$327,855
2019	249,540
2020	178,495
2021	87,377
2022	11,322
Thereafter	-
$854,589

Note 6. Related Party Transactions

Included in due to related party at December 31, 2017 and 2016 is $18,814,484 and $15,541,464, respectively, due to the Company’s sole member, Community Health Systems, Inc. (CHS), related to deferred credits and intercompany transactions. On June 1, 2018, certain assets and liabilities of the Company were acquired as part of a transaction between Community Health Systems, Inc. (CHS), which was the parent company for HMA Fentress County Hospital, LLC operating as Jamestown TN Medical Center, Inc. and Jamestown HMA Physician Management, LLC operating as Mountain View Physician Practice, Inc., and Rennova Health, Inc. As part of the asset purchase agreement executed on January 31, 2018, all the deferred credits and intercompany transactions due to CHS were settled in full and none of the related liabilities outstanding at December 31, 2017 and 2016 remained outstanding after the transaction was complete. See note 8 for further details on the transaction.

Note 7. Subsequent Events

On January 31, 2018, Community Health Systems, Inc. (CHS), which was the parent company for HMA Fentress County Hospital, LLC operating as Jamestown TN Medical Center, Inc. and Jamestown HMA Physician Management, LLC operating as Mountain View Physician Practice, Inc., entered into a purchase agreement with Rennova Health, Inc. to sell certain assets and liabilities related to the Company. The purchase was completed on June 1, 2018.

Rennova Health, Inc. valued the net assets acquired at approximately $7.1 million, of which $6.5 million was recorded as property and equipment. The sale also included the separate physician practice, Jamestown HMA Physician Management, LLC, now operating under Mountain View Physician Practice, Inc. The cash consideration received by the CHS as part of the transaction was an aggregate of $635,096 which included $35,735 in closing costs. There was an additional $33,887 in other costs which were subsequently identified and recorded. In addition, there were approximately $196,000 of accrued liabilities that were assumed as part of the acquisition.

Rennova Health, Inc. and the Company evaluated for recognition or disclosure all events or transactions that occurred after December 31, 2017 through January 10, 2019, the date these combined financial statements were available to be issued.

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